UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

CEDAR FAIR, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio	44870-5259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Cedar Fair, L.P. (“Cedar Fair” or the “Partnership”) announced that Tim Fisher (age 57), will succeed Richard Zimmerman as Chief Operating Officer of the Partnership, effective immediately. Mr. Zimmerman will continue to serve as President of the Partnership and, as previously announced, will succeed Matthew A. Ouimet as Chief Executive Officer of the Partnership, effective January 1, 2018, as part of the Partnership’s planned leadership succession.

Mr. Fisher had previously served as Chief Executive Officer of Village Roadshow Theme Parks International, a theme park operator, since March 2017. Prior to this appointment with Village Roadshow Theme Parks International, Mr. Fisher had served as Chief Executive Officer of Village Roadshow Theme Parks since January 2009. During his time with Village Roadshow Theme Parks, Mr. Fisher was responsible for all of the theme park business operations in the United States and Australia, as well as development initiatives in Asia.

Pursuant to an Employment Agreement entered into between Mr. Fisher and the Partnership, Mr. Fisher will receive an annual base salary of $550,000 in connection with his election as Chief Operating Officer. Mr. Fisher also will participate in the Partnership’s annual cash incentive compensation program with a target award level for 2018 equal to 100% of his annual base salary, a minimum payment threshold of 90% of the target and a maximum award level equal to 150% of his annual base salary. Mr. Fisher also will participate in the Partnership’s long-term equity incentive compensation program with a target award level for 2018 equal to 200% of his annual base salary. Consistent with its long-term equity incentive compensation program, the Partnership granted Mr. Fisher (1) an award of 6,452 restricted units vesting annually over a three-year period with the first portion of the award vesting on February 2019 and (2) a performance unit award, with payout based on the achievement of cumulative functional currency Adjusted EBITDA versus the target established for the 2018-2020 period. The target number of units for the performance unit award is 9,677 units. The performance units have a minimum payment threshold of 85% of the target and a maximum award level of 150% of the target.

There are no arrangements or understandings between Mr. Fisher and other persons pursuant to which he was selected to serve as the Partnership’s Chief Operating Officer, nor are there any family relationships between Mr. Fisher and any of the Partnership’s directors or executive officers. Mr. Fisher has no material interest in any transactions, relationships or arrangements with the Partnership that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

A copy of the news release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The foregoing description of the Employment Agreement for Mr. Fisher is qualified by the text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit (10.1)	Employment Agreement, dated December 18, 2017, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation, and Tim Fisher.

Exhibit (99.1)	News release of Cedar Fair, L.P., dated December 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
	By:	Cedar Fair Management, Inc., General Partner

Date: December 19, 2017	By:	/s/ Brian C. Witherow
Brian C. Witherow
Executive Vice President and Chief Financial Officer